Exhibit 99.1
FLEETCOR Reports Fourth Quarter and Fiscal-Year 2017 Financial Results

PEACHTREE CORNERS, Ga., February 8, 2018 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its fourth quarter and year ended December 31, 2017.

“Our Q4 revenues and profits finished above our expectations, and our sales, retention, and same store customer trends were very strong. For fiscal year 2017, revenues and adjusted net income per diluted share grew 23%; while we re-positioned the company for faster growth, with the Cambridge acquisition and the Nextraq divestiture,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc.  “For 2018, we expect each of our four primary product categories - fuel, toll, lodging, corporate payments - to continue to drive our Company’s growth as we focus relentlessly on execution in order to win new clients, open up new geographies, and provide improved value over a broader range of spend categories.”

Financial Results for Fourth Quarter of 2017:

GAAP Results

•	Total revenues increased 18.5% to $610.0 million in the fourth quarter of 2017 compared to $515.0 million in the fourth quarter of 2016.

•
Net income increased 196.3% to $282.7 million in the fourth quarter of 2017 compared to $95.4 million in the fourth quarter of 2016. Included in the fourth quarter is the favorable estimated impact of adoption of the Tax Reform Act of $127.5 million. Also, included in the fourth quarter of 2016 were non-cash impairment charges related to the Company’s minority investment in Masternaut of approximately $36 million.

•	Net income per diluted share increased 204.6% to $3.05 in the fourth quarter of 2017 compared to $1.00 per diluted share in the fourth quarter of 2016.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 18.4% to $579.5 million in the fourth quarter of 2017 compared to $489.4 million in the fourth quarter of 2016.

•	Adjusted net income[1] increased 24.1% to $224.1 million in the fourth quarter of 2017 compared to $180.5 million in the fourth quarter of 2016.

•	Adjusted net income per diluted share[1] increased 27.6% to $2.42 in the fourth quarter of 2017 compared to $1.90 per diluted share in the fourth quarter of 2016.

Financial Results for Fiscal-Year 2017:

GAAP Results

•	Total revenues increased 22.8% to $2,249.5 million in 2017 compared to $1,831.5 million in 2016.

•
GAAP net income increased 63.6% to $740.2 million in 2017 compared to $452.4 million in 2016. Included in 2017 is the favorable estimated impact of adoption of the Tax Reform Act of $127.5 million and a gain on the sale of Nextraq of $109.2 million.

•	GAAP net income per diluted share increased 66.5% to $7.91 in 2017 compared to $4.75 per diluted share in 2016.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 23.7% to $2,136.4 million in 2017 compared to $1,727.2 million in 2016.

•	Adjusted net income[1] increased 21.2% to $798.9 million in 2017 compared to $659.2 million in 2016.

•	Adjusted net income per diluted share[1] increased 23.3% to $8.54 in 2017 compared to $6.92 in 2016.

Fiscal-Year 2018 Outlook:

“2018 is setting up well with a number of tailwinds that we expect will help drive profits in the year. First, the macro is expected to continue to be favorable to revenue by approximately $40 million, organic growth is expected to be in the 8% to 10% range on a normalized basis, and the new tax act will drive our overall tax rate down by an estimated 5%. As a result, we are guiding adjusted net income per diluted share to $10.20 at the midpoint which represents approximately a 20% growth from prior year,” said Eric Dey, chief financial officer FLEETCOR Technologies, Inc.

For 2018, FLEETCOR Technologies, Inc. financial guidance is as follows:

•	Total revenues between $2,490 million and $2,550 million;

•	Adjusted Revenues to be between $2,370 million and $2,430 million;

•	GAAP net income between $690 million and $720 million;

•	GAAP net income per diluted share between $7.40 and $7.70;

•	Adjusted net income[1] between $935 million and $965 million; and

•	Adjusted net income per diluted share[1] between $10.05 and $10.35.

FLEETCOR’s guidance assumptions for 2018 are as follows:

•	Weighted fuel prices equal to $2.57 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel.

•	Market spreads equal to the 2017 average.

•	Foreign exchange rates equal to the seven-day average as of January 22, 2018.

•	Interest expense of $125 million, which assumes two additional twenty-five basis point increases in 2018.

•	Fully diluted shares outstanding of approximately 93.3 million shares.

•	A tax rate of 22 to 24%.

•	No impact for ASC 606, as we are still completing our analysis.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Fiscal First Quarter of 2018 Outlook:

For those of you that are looking for guidance for the first quarter, the business has some seasonality and typically the first quarter is the lowest in terms of both revenue and profit. First quarter seasonality is impacted by weather, holidays in the U.S., and lower business levels in Brazil, due to summer break and the Carnival celebration that occurs in the first quarter.

With that said, the Company is expecting first quarter adjusted net income per diluted share to be between $2.30 and $2.401. Additionally, volumes should build throughout the year, and new asset initiatives are also expected to gain momentum throughout the year resulting in higher revenue and earnings per share in the second through fourth quarters.

______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call
The Company will host a conference call to discuss fourth quarter and full year 2017 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13675734. The replay will be available until February 15, 2018. The call will be webcast live from the Company's investor relations website at investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected organic growth rates, impact of the new tax act, and estimated impact of these conditions on our operations and financial results, expected timing of acquisitions and dispositions, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 1, 2017, and quarterly reports on form 10-Q for the quarters ended June 30 and September 30, 2017 filed with the Securities and Exchange Commission on August 8, 2017 and November 9, 2017, respectively. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) a non-recurring net gain at our equity method investment, (d) impairment of our equity method investment, (e) net gain on disposition of business, (f) loss on early extinguishment of debt and, (g) other non-recurring items, including the impact of the Tax Reform Act. The Company uses adjusted revenue as a basis to evaluate the Company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the Company’s revenue performance. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FleetCor Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Revenues, net	$609,991	$514,953	$2,249,538	$1,831,546
Expenses:
Merchant commissions	30,443	25,590	113,133	104,345
Processing	113,184	98,676	429,613	355,414
Selling	47,863	38,763	170,717	131,443
General and administrative	112,648	74,541	387,694	283,625
Depreciation and amortization	65,829	61,408	264,560	203,256
Other operating, net	12	—	61	(690)
Operating income	240,012	215,975	883,760	754,153
Investment loss	667	38,603	53,164	36,356
Other (income) expense, net	190	1,926	(173,436)	2,982
Interest expense, net	30,825	21,991	107,146	71,896
Loss on extinguishment of debt	—	—	3,296	—
Total other expense (income)	31,682	62,520	(9,830)	111,234
Income before income taxes	208,330	153,455	893,590	642,919
(Benefit) provision for income taxes	(74,366)	58,031	153,390	190,534
Net income	$282,696	$95,424	$740,200	$452,385
Basic earnings per share	$3.15	$1.03	$8.12	$4.89
Diluted earnings per share	$3.05	$1.00	$7.91	$4.75
Weighted average shares outstanding:
Basic shares	89,676	92,574	91,129	92,597
Diluted shares	92,623	95,235	93,594	95,213

FleetCor Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$941,116	$475,018
Restricted cash	189,753	168,752
Accounts and other receivables (less allowance for doubtful accounts of $46,031 at December 31, 2017 and $32,506 at December 31, 2016, respectively)	1,443,578	1,202,009
Securitized accounts receivable — restricted for securitization investors	811,000	591,000
Prepaid expenses and other current assets	167,282	90,914
Total current assets	3,552,729	2,527,693
Property and equipment, net	180,057	142,504
Goodwill	4,704,934	4,195,150
Other intangibles, net	2,724,957	2,653,233
Investments	32,859	36,200
Other assets	115,196	71,952
Total assets	$11,310,732	$9,626,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,469,358	$1,151,432
Accrued expenses	231,230	238,812
Customer deposits	708,347	530,787
Securitization facility	811,000	591,000
Current portion of notes payable and lines of credit	805,512	745,506
Other current liabilities	65,321	38,781
Total current liabilities	4,090,768	3,296,318
Notes payable and other obligations, less current portion	2,902,104	2,521,727
Deferred income taxes	516,019	668,580
Other noncurrent liabilities	125,319	56,069
Total noncurrent liabilities	3,543,442	3,246,376
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 122,083,059 shares issued and 89,803,982 shares outstanding at December 31, 2017; and 121,259,960 shares issued and 91,836,938 shares outstanding at December 31, 2016	122	121
Additional paid-in capital	2,214,224	2,074,094
Retained earnings	2,958,921	2,218,721
Accumulated other comprehensive loss	(551,857)	(666,403)
Less treasury stock, 32,279,077 shares at December 31, 2017 and 29,423,022 shares at December 31, 2016	(944,888)	(542,495)
Total stockholders’ equity	3,676,522	3,084,038
Total liabilities and stockholders’ equity	$11,310,732	$9,626,732

FleetCor Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2017	2016
	(Unaudited)
Operating activities
Net income	$740,200	$452,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,599	36,456
Stock-based compensation	93,297	63,946
Provision for losses on accounts receivable	44,857	35,885
Amortization of deferred financing costs and discounts	6,952	7,582
Amortization of intangible assets	211,849	161,635
Amortization of premium on receivables	6,112	5,165
Loss on extinguishment of debt	3,296	—
Deferred income taxes	(250,115)	(28,681)
Investment loss	53,164	36,356
Gain on disposition of business	(174,983)	—
Other non-cash operating income	(61)	(690)
Changes in operating assets and liabilities (net of acquisitions and dispositions):
Restricted cash	(15,070)	(2,306)
Accounts and other receivables	(438,290)	(338,796)
Prepaid expenses and other current assets	32,255	5,301
Other assets	(20,957)	(20,345)
Accounts payable, accrued expenses and customer deposits	325,763	292,019
Net cash provided by operating activities	664,868	705,912
Investing activities
Acquisitions, net of cash acquired	(667,591)	(1,331,985)
Purchases of property and equipment	(70,093)	(59,011)
Proceeds from disposal of a business	316,501	—
Other	(38,953)	1,411
Net cash used in investing activities	(460,136)	(1,389,585)
Financing activities
Proceeds from issuance of common stock	44,690	21,231
Repurchase of common stock	(402,393)	(187,678)
Borrowings (payments) on securitization facility, net	220,000	(23,000)
Deferred financing costs paid and debt discount	(12,908)	(2,272)
Proceeds from issuance of notes payable	780,656	600,000
Principal payments on notes payable	(423,156)	(118,500)
Borrowings from revolver – A Facility	1,100,000	1,225,107
Payments on revolver – A Facility	(1,031,722)	(786,849)
(Payments) borrowings on swing line of credit, net	(23,686)	26,606
Other	457	(676)
Net cash provided by financing activities	251,938	753,969
Effect of foreign currency exchange rates on cash	9,428	(42,430)
Net increase in cash and cash equivalents	466,098	27,866
Cash and cash equivalents, beginning of year	475,018	447,152
Cash and cash equivalents, end of year	$941,116	$475,018
Supplemental cash flow information
Cash paid for interest	$113,416	$70,339
Cash paid for income taxes	$392,192	$101,951

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues, net	$609,991	$514,953	$2,249,538	$1,831,546
Merchant commissions	30,443	25,590	113,133	104,345
Total adjusted revenues	$579,548	$489,363	$2,136,405	$1,727,201

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016[2]
Net income	$282,696	$95,424	$740,200	$452,385

Stock based compensation	24,400	13,921	93,297	63,946
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	55,893	55,232	233,280	184,475
Impairment of equity method investment	—	36,065	44,600	36,065
Net gain on disposition of business	—	—	(109,205)	—
Loss on extinguishment of debt	—	—	3,296	—
Non-recurring loss due to merger of entities	—	—	2,028	—
Non-recurring net gain at equity method investment	—	—	—	(10,845)
Legal settlement	11,000	—	11,000	—
Restructuring costs	1,043	—	1,043	—
Total pre-tax adjustments	92,336	105,218	279,339	273,641
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(23,453)	(20,121)	(93,164)	(66,850)
Impact of 2017 tax reform	(127,466)	—	(127,466)	—
Adjusted net income	$224,113	$180,521	$798,909	$659,176
Adjusted net income per diluted share	$2.42	$1.90	$8.54	$6.92
Diluted shares	92,623	95,235	93,594	95,213

*Columns may not calculate due to impact of rounding.

[1] Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment. Also excludes the net gain realized upon our disposition of Nextraq, representing a pretax gain of $175.0 million and tax on gain of $65.8 million. The tax on the gain is included in "Net gain on disposition of business".

[2] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.*
	As Reported
	Three Months Ended December 31,				Year Ended December 31,
	2017	2016	Change	% Change	2017	2016	Change	% Change
NORTH AMERICA
'- Transactions [5]	541.3	500.3	41.0	8%	1,842.5	1,714.6	127.8	7%
'- Revenues, net per transaction	$0.72	$0.66	$0.06	9%	$0.78	$0.75	$0.03	4%
'- Revenues, net	$387.8	$328.6	$59.2	18%	$1,428.7	$1,279.1	$149.6	12%
INTERNATIONAL
'- Transactions	291.6	274.4	17.1	6%	1,114.5	507.8	606.7	119%
'- Revenues, net per transaction	$0.76	$0.68	$0.08	12%	$0.74	$1.09	$(0.35)	(32)%
'- Revenues, net	$222.2	$186.4	$35.8	19%	$820.8	$552.4	$268.4	49%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions [5]	832.9	774.8	58.2	8%	2,957.0	2,222.4	734.6	33%
'- Revenues, net per transaction	$0.73	$0.66	$0.07	10%	$0.76	$0.82	$(0.06)	(8)%
'- Revenues, net	$610.0	$515.0	$95.0	18%	$2,249.5	$1,831.5	$418.0	23%

The following table presents revenue and revenue per transaction, by product category.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended December 31,				Three Months Ended December 31,
	2017	2016	Change	% Change	2017[3]		2016[4]		Change	% Change
FUEL [6]
'- Transactions[5]	119.0	112.5	6.5	6%	119.0		114.5		4.4	4%
'- Revenues, net per transaction	$2.36	$2.28	$0.09	4%	$2.26		$2.23		$0.02	1%
'- Revenues, net	$281.4	$255.9	$25.5	10%	$268.4	[7]	$255.7	[7]	$12.7	5%
CORPORATE PAYMENTS
'- Transactions	10.8	9.9	0.9	9%	10.8		10.1		0.7	7%
'- Revenues, net per transaction	$8.58	$4.81	$3.77	78%	$8.49		$7.84		$0.65	8%
'- Revenues, net	$92.6	$47.4	$45.2	95%	$91.6		$79.1		$12.5	16%
TOLLS
'- Transactions	239.6	225.8	13.8	6%	239.6		225.8		13.8	6%
'- Revenues, net per transaction	$0.38	$0.32	$0.06	19%	$0.37		$0.32		$0.05	17%
'- Revenues, net	$91.1	$72.3	$18.8	26%	$89.7		$72.3		$17.4	24%
LODGING
'- Transactions	6.3	3.4	2.9	83%	6.3		3.8		2.5	67%
'- Revenues, net per transaction	$6.44	$7.84	$(1.40)	(18)%	$6.44		$8.18		$(1.74)	(21)%
'- Revenues, net	$40.7	$27.0	$13.7	51%	$40.7		$31.1		$9.7	31%
GIFT
'- Transactions	438.5	403.0	35.4	9%	438.5		403.0		35.4	9%
'- Revenues, net per transaction	$0.11	$0.12	$—	(2)%	$0.11		$0.12		$—	(2)%
'- Revenues, net	$49.6	$46.6	$3.0	6%	$49.6		$46.6		$3.0	6%
OTHER[1]
'- Transactions[5]	18.6	20.1	(1.5)	(7)%	18.6		19.7		(1.0)	(5)%
'- Revenues, net per transaction	$2.93	$3.26	$(0.33)	(10)%	$2.87		$2.71		$0.16	6%
'- Revenues, net	$54.6	$65.6	$(11.1)	(17)%	$53.5		$53.4		$0.1	—%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions[5]	832.9	774.8	58.1	8%	832.9		777.0		55.9	7%
'- Revenues, net per transaction	$0.73	$0.66	$0.07	10%	$0.71		$0.69		$0.02	3%
'- Revenues, net	$610.0	$515.0	$95.0	18%	$593.6		$538.2		$55.4	10%

*Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food, and transportation related businesses.
[2] Pro forma and macro adjusted revenue is a non-GAAP financial measure defined as revenues, net adjusted for the impact of the macroeconomic environment and acquisitions and dispositions and other one-time items. We use pro forma and macro adjusted revenue as a basis to evaluate our organic growth. See Exhibit 5 for a reconciliation of pro forma and macro adjusted revenue by product, non-GAAP measures, to the GAAP equivalent.

[3]2017 is adjusted to remove the impact of changes in the macroeconomic environment to be consistent with the same period of prior year, using constant fuel prices, fuel price spreads and foreign exchange rates.

[4]2016 is pro forma to include acquisitions and exclude dispositions consistent with 2017 ownership.
[5]2016 and YTD 2017 transactions reflect immaterial corrections from previously disclosed amounts for the prior period.
[6]Fuel Cards product category further refined to Fuel, to reflect different ways that fuel is paid for by our customers.
[7]Reflects adjustments to one-time items not representative of normal business operations.

 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2017	%	2016	%	2017	%	2016	%
US	$370	61%	$329	64%	$1,401	62%	$1,279	70%
Brazil	108	18%	90	17%	395	18%	168	9%
UK	63	10%	54	11%	237	10%	229	13%
Other	70	11%	43	8%	218	10%	156	8%
Consolidated Revenues, net	$610	100%	$515	100%	$2,250	100%	$1,832	100%
     *Columns may not calculate due to impact of rounding.

Revenue by Product Category*	Three Months Ended December 31,				Year ended Ended December 31,[8]
	2017	%	2016	%	2017	%	2016	%
Fuel	$281	46%	$256	50%	$1,096	49%	$997	54%
Corporate Payments	93	15%	47	9%	262	12%	180	10%
Tolls	91	15%	72	14%	327	15%	103	6%
Lodging	41	7%	27	5%	127	6%	101	5%
Gift	50	8%	47	9%	194	9%	185	10%
Other	55	9%	66	13%	244	11%	266	15%
Consolidated Revenues, net	$610	100%	$515	100%	$2,250	100%	$1,832	100%
*Columns may not calculate due to impact of rounding.

Major Sources of Revenue*	Three Months Ended December 31,[8]				Year ended Ended December 31,[8]
	2017	%	2016	%	2017	%	2016	%
Customer
Processing and Program Revenue[1]	$313	51%	$246	48%	$1,093	49%	$809	44%
Late Fees and Finance Charges[2]	36	6%	33	6%	141	6%	118	6%
Miscellaneous Fees[3]	32	5%	36	7%	129	6%	129	7%
	380	62%	315	61%	1,363	61%	1,057	58%
Merchant
Discount Revenue (Fuel)[4]	80	13%	67	13%	303	13%	260	14%
Discount Revenue (NonFuel)[5]	45	7%	41	8%	175	8%	157	9%
Tied to Fuel-Price Spreads[6]	54	9%	48	9%	220	10%	194	11%
Program Revenue[7]	50	8%	45	9%	189	8%	164	9%
	230	38%	200	39%	887	39%	774	42%
Consolidated Revenues, net	$610	100%	$515	100%	$2,250	100%	$1,832	100%

[1]Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gift cards and toll related businesses.

[2]Fees for late payment and interest charges for carrying a balance charged to a customer.
[3]Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[4]Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[5]Interchange revenue related to nonfuel products.
[6]Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[7]Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
[8]Amounts shown for the three months ended December 31, 2016 and years ended December 31, 2017 and 2016 reflect immaterial corrections in estimated allocation of revenue by product and sources of revenue from previously disclosed amounts for the prior period.

*We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to impact of rounding. This table reflects how management views the sources of revenue and may not be consistent with prior disclosure.

Exhibit 4
Segment Results
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017[2]	2016
	(Unaudited)		(Unaudited)
Revenues, net: [1]
North America	$387,762	$328,560	$1,428,711	$1,279,102
International	222,229	186,393	820,827	552,444
	$609,991	$514,953	$2,249,538	$1,831,546
Operating income: [1]
North America	$147,220	$139,193	$541,598	$506,414
International	92,792	76,782	342,162	247,739
	$240,012	$215,975	$883,760	$754,153
Depreciation and amortization: [1]
North America	$34,458	$33,302	$139,418	$129,653
International	31,371	28,106	125,142	73,603
	$65,829	$61,408	$264,560	$203,256
Capital expenditures: [1]
North America	$9,846	$10,499	$40,747	$39,000
International	10,788	6,635	29,346	20,011
	$20,634	$17,134	$70,093	$59,011

[1]The results from our Cambridge business acquired in the third quarter of 2017 and CLS business acquired in the fourth quarter of 2017, are reported in our North America segment. The results from our Russian business acquired in the fourth quarter of 2017 are reported in our International segment.

[2]The results from our Cambridge business acquired in the third quarter of 2017 are reported in our North America segment. As we have concluded that this business is part of our North America segment, the results for this business have been recast into our North America segment for the year ended 2017, as they were partially presented in our international segment during the three months ended September 30, 2017.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP*
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016[4]
FUEL
Pro forma and macro adjusted[2,3]	$268.4	$255.7	119.0	114.5
Impact of acquisitions/dispositions	—	(2.1)	—	(2.1)
Impact of fuel prices/spread	7.8	—	—	—
Impact of foreign exchange rates	6.8	—	—	—
One-time items[5]	(1.6)	2.3	—	—
As reported	$281.4	$255.9	119.0	112.5
CORPORATE PAYMENTS
Pro forma and macro adjusted[2,3]	$91.6	$79.1	10.8	10.1
Impact of acquisitions/dispositions	—	(31.6)	—	(0.2)
Impact of fuel prices/spread	0.1	—	—	—
Impact of foreign exchange rates	0.9	—	—	—
One-time items[5]	—	—	—	—
As reported	$92.6	$47.4	10.8	9.9
TOLLS
Pro forma and macro adjusted[2,3]	$89.7	$72.3	239.6	225.8
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.4	—	—	—
One-time items[5]	—	—	—	—
As reported	$91.1	$72.3	239.6	225.8
LODGING
Pro forma and macro adjusted[2,3]	$40.7	$31.1	6.3	3.8
Impact of acquisitions/dispositions	—	(4.0)	—	(0.4)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
One-time items[5]	—	—	—	—
As reported	$40.7	$27.0	6.3	3.4
GIFT
Pro forma and macro adjusted[2,3]	$49.6	$46.6	438.5	403.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
One-time items[5]	—	—	—	—
As reported	$49.6	$46.6	438.5	403.0
OTHER[1]
Pro forma and macro adjusted[2,3]	$53.5	$53.4	18.6	19.7
Impact of acquisitions/dispositions	—	12.2	—	0.5
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.1	—	—	—
One-time items[5]	—	—	—	—
As reported	$54.6	$65.6	18.6	20.1

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted[2,3]	$593.6	$538.2	832.9	777.0
Impact of acquisitions/dispositions	—	(25.5)	—	(2.2)
Impact of fuel prices/spread	7.9	—	—	—
Impact of foreign exchange rates	10.1	—	—	—
One-time items[5]	(1.6)	2.3	—	—
As reported	$610.0	$515.0	832.9	774.8

* Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.
[2]2016 is pro forma to include acquisitions and exclude dispositions, consistent with 2017 ownership.
[3]2017 is adjusted to remove the impact of changes in the macroeconomic environment to be consistent with the same period of prior year, using constant fuel prices, fuel price spreads and foreign exchange rates.

[4]2016 transactions reflect immaterial corrections from previously disclosed amounts for the prior period.
[5]Adjustment related to one-time items not representative of normal business operations.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile first quarter and full year 2018 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range, as well as full year 2018 financial guidance for revenues, net to adjusted revenues.

	Q1 2018 GUIDANCE
	Low*	High*
Net income	$150	$160
Net income per diluted share	$1.63	$1.73

Stock based compensation	22	22
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	59	59
Total pre-tax adjustments	81	81
Income tax impact of pre-tax adjustments at the effective tax rate	(18)	(18)
Adjusted net income	$213	$223
Adjusted net income per diluted share	$2.30	$2.40

Diluted shares	93	93

* Columns may not calculate due to impact of rounding.

	FULL YEAR 2018 GUIDANCE
	Low*	High*
Revenues, net	$2,490	$2,550
Merchant commissions	120	120
Total adjusted revenues	$2,370	$2,430

Net income	$690	$720
Net income per diluted share	$7.40	$7.70

Stock based compensation	89	89
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	234	234
Total pre-tax adjustments	323	323
Income tax impact of pre-tax adjustments at the effective tax rate	(78)	(78)
Adjusted net income	$935	$965
Adjusted net income per diluted share	$10.05	$10.35

Diluted shares	93	93

* Columns may not calculate due to impact of rounding.